Exhibit 99.1

Deborah H. Quazzo to Join Web.com Board of Directors

JACKSONVILLE, FL – January 10, 2011 – Web.com Group inc. (NASDAQ: WWWW) a leading provider of online marketing for small businesses, today announced that Deborah H. Quazzo has joined its Board of Directors.

Quazzo is the co-founder of NeXtAdvisors, a merchant bank providing advisory services to the education and business services sector, as well as making select investments in private companies.  She has a 25 year career as an investment banker and entrepreneur, including the co-founding of ThinkEquity Partners, a 180-person investment bank that was ultimately acquired by London-based Panmure Gordon in 2007.  Earlier in her career, Quazzo was a Managing Director in Investment Banking for Merrill Lynch & Co. where she started the Global Growth Group, and prior to Merrill Lynch, she worked for J.P. Morgan. A native of Jacksonville, FL, Quazzo graduated cum laude from Princeton University with a BA degree in history and subsequently earned an MBA from Harvard Business School. She serves on numerous private boards and councils, most of which are related to improving education, such as Teach for America, Chicago; KIPP: Chicago and America’s Promise Alliance, the nation’s largest partnership focused on America’s youth and the high school dropout crisis, founded by General Colin Powell and chaired by Mrs. Alma Powell.

“Deborah brings tremendous experience in creating and growing businesses,” said David Brown, chairman of the board and chief executive officer of Web.com.  “We look forward to drawing on her knowledge as an entrepreneur, a leader and a banker as we continue to develop our strategies for the future.”

About Web.com
Web.com Group, Inc. (NASDAQ: WWWW) is a leading provider of online marketing for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites, shopping cart software, eCommerce website design and call center services. For more information on the company, please visit http://www.web.com or call 1-800-GETSITE (1-800-438-7483).

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Forward-Looking Statements
This press release includes certain "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as "will," "seek," or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements and other risks that may impact Web.com's business.  Other risk factors are set forth in reports filed by Web.com with the Securities and Exchange Commission, including most recently Web.com's Form 10-Q for the quarter ended September 30, 2010 filed with the SEC on November 5, 2010. These reports are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Susan Datz Edelman
Director, Investor Relations and
Corporate Communications
(904) 680-6909
sedelman@web.com